UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015 (April 15, 2015)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 900-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 12, 2014, Sam Borek, a member of the Company’s Board of Directors and Audit Committee, passed away. Mr. Borek’s death reduced the number of members of the audit committee to two and thus caused the Company to become non-compliant with Rule 4350(d)(2)(A) of the Nasdaq Stock Market, which requires that every Nasdaq-listed company have an audit committee of at least three members.

On April 15, 2015, the Company received a letter from NASDAQ indicating that the Company no longer complies with Rule 4350(d)(2)(A).

NASDAQ provided the Company with a cure period in order to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or December 12, 2015; or

•	if the next annual shareholders’ meeting is held before June 9, 2015, then the Company must evidence compliance no later than June 9, 2015.

The Company intends to add at least one additional independent member to the Audit Committee by the date required by Nasdaq Listing Rule 5605.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 20, 2015	By:	/s/ Thomas Procelli
Thomas Procelli Chief Operating Officer